Exhibit 23.1

RELIABILITY INCORPORATED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-26659 and 33-60696) pertaining to the Reliability Incorporated 1997 Stock Option Plan and the Reliability Incorporated Employee Stock Savings Plan and Trust, respectively, of our report dated March 31, 2008, with respect to the 2007 consolidated financial statements of Reliability Incorporated included in the Annual Report (Form10-K) for the year ended December 31, 2008.

/s/ Fitts, Roberts & Co., P.C.

Houston, Texas
March 27, 2009